UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016 (February 4, 2016)

TWINLAB CONSOLIDATED HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Jonathan B. Rubini/Leonard B. Hyde

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2015, Twinlab Consolidated Holdings, Inc. (the “Company”) issued two warrants (the “JL Warrants”) exercisable for an aggregate of 2,329,400 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), to JL-Mezz Utah, LLC (f/k/a JL-BBNC Mezz Utah, LLC”) (“JL”).

JL assigned the JL Warrants to Jonathan B. Rubini (“Rubini”), Leonard B. Hyde (“Hyde”), Mark Kroloff (“Kroloff”) and Bristol Bay Native Corporation (“Bristol Bay”) on February 24, 2015. Kroloff further assigned his portion of the assigned JL Warrants to Rubini on June 22, 2015. Bristol Bay further assigned its portion of the assigned JL Warrants to Rubini and Hyde on June 2015. Each of the foregoing warrants was exercisable at an aggregate purchase price of $0.01.

On February 4, 2016, Rubini exercised (i) fifty percent (50%) of the two warrants assigned to him by JL and Bristol Bay from the original JL Warrants and (ii) one hundred percent (100%) of the warrant assigned to him by Kroloff from the original JL Warrants. Accordingly, from these three warrants, Rubini acquired an aggregate of 930,538 shares of Common Stock for an aggregate purchase price of $.03 as a result of the foregoing exercises.

On February 4, 2016, Hyde exercised fifty percent (50%) of the two warrants assigned to him by JL and Bristol Bay from the original JL Warrants. Accordingly, Hyde acquired an aggregate of 257,457 shares of Common Stock for an aggregate purchase price of $.02 as a result of the foregoing exercises.

Golisano Holdings LLC

As previously disclosed in a Current Report on Form 8-K filed with the SEC on October 8, 2015, the Company issued a warrant to purchase up to 12,697,977 shares of Common Stock at an exercise price of $.001 per share (the “Golisano Warrant”) to Golisano Holdings LLC, a New York limited liability company (“Golisano LLC”).

On February 4, 2016, Golisano LLC exercised the Golisano Warrant in part for 509,141 shares of Common Stock for an aggregate purchase price of $509.14.

The Company issued the above-referenced shares of Common Stock to (i) Golisano LLC in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for private offerings not involving a public distribution and (ii) Rubini and Hyde in reliance upon the exemption from registration under Rule 506 of Regulation D under the Securities Act for private offerings not involving a public distribution. The Company believes that the issuance and sale of the shares of Common Stock were exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act. The shares were issued directly by the Company and did not involve a public offering or general solicitation. Each of Rubini and Hyde and Golisano LLC were afforded an opportunity for effective access to the files and records of the Company that contained the relevant information needed to make their respective investment decision, including the Company’s financial statements and periodic reports under the Securities Exchange Act of 1934, as amended. The Company reasonably believed that each of Rubini and Hyde and Golisano LLC, immediately prior to the issuance of the above-referenced shares, had such knowledge and experience in the Company’s financial and business matters that such party was capable of evaluating the merits and risks of such party’s investment. Each of Rubini and Hyde and Golisano LLC had the opportunity to speak with the Company’s management on several occasions prior to their respective investment decision. There were no commissions paid on the issuance of the above-referenced shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer